EXHIBIT 10.38


                                  OFFER LETTER
                                       and
                           CHANGE OF CONTROL AGREEMENT
                                   SUPPLEMENT


This is to clarify some aspects of the Offer Letter to Paul Kanneman dated July 12, 2001, and the Change of Control Agreement dated August 1, 2001.

1. The term "restricted stock" as used in the Offer Letter means the stock cannot be sold by Paul for 12 months from the date of grant.


2. The "graduated bonus schedule" referenced in section 4 of the Offer Letter is attached hereto as Schedule A.

3. The last sentence of section 2(a)(ii) to the Change of Control Agreement states:

         "In addition, if the Employee's employment is terminated as a result of an Involuntary Termination other than for Cause, the Employee shall be entitled to receive six (6) months base salary at current rate of pay, the last quarter's performance bonus amount, and payment of COBRA insurance coverage for the six (6) month severance term."

                  The phrase "the last quarter's performance bonus amount" is intended to mean that if Paul is terminated during his first year of employment, he would not receive the Guaranteed Bonus for any calendar quarter in which he is no longer employed with AvantGo. If Paul is terminated after 12 full months of employment with AvantGo, this sentence would effectively be interpreted to read:


         "In addition, if the Employee's employment is terminated as a result of an Involuntary Termination other than for Cause, the Employee shall be entitled to receive six (6) months base salary at current rate of pay and payment of COBRA insurance coverage for the six (6) month severance term."



AVANTGO, INC.                                        PAUL KANNEMAN


/s/ Evelyn Hogan Jackson                             /s/ Paul Kanneman
------------------------                             -----------------
Signature                                            Signature

Evelyn Hogan-Jackson
Name (Print or Type)

Vice President Human Resources
Title